Exhibit 99.1

For immediate release

November 5, 2020

AtriCure Reports Third Quarter 2020 Financial Results

•	Worldwide revenue of $54.8 million – a decrease of 3.3% year over year

•	U.S. revenue of $44.7 million – a decrease of 3.1% year over year

•	International revenue of $10.1 million – a decrease of 4.1% year over year

MASON, Ohio, November 5, 2020 – AtriCure, Inc. (Nasdaq: ATRC), a leading innovator in treatments for atrial fibrillation (Afib) and left atrial appendage (LAA) management, today announced third quarter 2020 financial results.

“We are pleased with our third quarter performance and the improving trajectory of our business, which reflect the commitment of our team and underlying demand in our core markets,” said Michael Carrel, President and Chief Executive Officer of AtriCure. “We are continuing to make significant progress on our strategic initiatives and are on the forefront of meaningfully expanding our addressable market opportunity.”

Third Quarter 2020 Financial Results

Revenue for the third quarter of 2020 was $54.8 million, a decrease of $1.9 million or 3.3% (a decrease of 3.9% on a constant currency basis), compared to third quarter 2019 revenue, due to the global decline in surgical procedures as a result of the COVID-19 pandemic. U.S. revenue decreased 3.1% to $44.7 million, and international revenue decreased 4.1% to $10.1 million, (a decrease of 7.2% on a constant currency basis), compared to third quarter 2019 revenue.

Gross profit for the third quarter of 2020 was $40.3 million compared to $41.8 million for the third quarter of 2019. Gross margin for the third quarter of 2020 remained relatively consistent at 73.7% compared to 73.8% in the third quarter of 2019, reflecting normal manufacturing operations during both periods.

Loss from operations for the third quarter of 2020 was $4.0 million, compared to $8.6 million for the third quarter of 2019. Net loss per share was $0.11 for the third quarter of 2020 compared to $0.25 for the third quarter of 2019. Adjusted EBITDA was a positive $4.2 million for the third quarter of 2020 compared to a loss of $2.2 million for the third quarter of 2019. Adjusted loss per share for the third quarter of 2020 was $0.11 compared to an adjusted loss per share of $0.33 for the third quarter of 2019.

Constant currency revenue, adjusted EBITDA and adjusted loss per share are non-GAAP measures. We discuss these non-GAAP measures and provide reconciliations to GAAP measures later in this release.

2020 Financial Guidance

Management expects revenue to be $56 million to $60 million for the fourth quarter of 2020 and $205 million to $209 million for the full year 2020. Full year adjusted EBITDA loss is expected to be approximately $10 million.

Incrementally higher or lower impact from the on-going global pandemic could cause forecasts for fourth quarter and full year 2020 to differ materially than these projections.

Conference Call

AtriCure will host a conference call at 4:30 p.m. Eastern Time on Thursday, November 5, 2020 to discuss its third quarter 2020 financial results. The call may be accessed through an operator by calling (844) 884-9951 for domestic callers and (661) 378-9661 for international callers using conference ID number 8584906. A live audio webcast of the presentation may be accessed by visiting the Investors page of AtriCure’s corporate website at ir.atricure.com. A replay of the presentation will be available for 90 days following the presentation.

About AtriCure

AtriCure, Inc. provides innovative technologies for the treatment of Afib and related conditions. Afib affects more than 33 million people worldwide. Electrophysiologists and cardiothoracic surgeons around the globe use AtriCure technologies for the treatment of Afib and reduction of Afib related complications. AtriCure’s Isolator® Synergy™

Ablation System is the first and only medical device to receive FDA approval for the treatment of persistent Afib. AtriCure’s AtriClip Left Atrial Appendage Exclusion System products are the most widely sold LAA management devices worldwide. For more information, visit AtriCure.com or follow us on Twitter @AtriCure.

Forward-Looking Statements

This press release contains “forward-looking statements”– that is, statements related to future events that by their nature address matters that are uncertain. For details on the uncertainties that may cause our actual results to be materially different than those expressed in our forward-looking statements, visit http://www.atricure.com/fls as well as our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q which contain risk factors. We do not undertake to update our forward-looking statements. Actual results could differ materially.

Use of Non-GAAP Financial Measures

To supplement AtriCure’s condensed consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States of America, or GAAP, AtriCure provides certain non-GAAP financial measures in this release as supplemental financial metrics.

Revenue reported on a constant currency basis is a non-GAAP measure and is calculated by applying previous period foreign currency exchange rates, which are determined by the average daily Euro to Dollar exchange rate, to each of the comparable periods. Management analyzes revenue on a constant currency basis to better measure the comparability of results between periods. Because changes in foreign currency exchange rates have a non-operating impact on revenue, the Company believes that evaluating growth in revenue on a constant currency basis provides an additional and meaningful assessment of revenue to both management and investors.

Adjusted EBITDA is calculated as Net loss before other income/expense (including interest), income tax expense (benefit), depreciation and amortization expense, share-based compensation expense, acquisition costs, and change in fair value of contingent consideration liabilities. Management believes in order to properly understand the short-term and long-term financial trends, investors may wish to consider the impact of these excluded items in addition to GAAP measures. The excluded items vary in frequency and/or impact on our continuing results of operations and management believes that the excluded items are typically not reflective of our ongoing core business operations and financial condition. Further, management uses adjusted EBITDA for both strategic and annual operating planning, and previously used adjusted EBITDA as a performance metric in the annual incentive plan. A reconciliation of adjusted EBITDA reported in this release to the most comparable GAAP measure for the respective periods appears in the table captioned “Reconciliation of Non-GAAP Adjusted Income (Loss) (Adjusted EBITDA)” later in this release.

Adjusted loss per share is a non-GAAP measure which calculates the net loss per share before non-cash adjustments to expenses related to the adjustment in value of contingent consideration liabilities. Management believes this metric provides a better measure of comparability of results between periods, as such adjustments can be significant and vary in value and are not reflective of our core business. A reconciliation of adjusted loss per share reported in this release to the most comparable GAAP measure for the respective periods appears in the table captioned “Reconciliation of Non-GAAP Adjusted Loss Per Share” later in this release.

The non-GAAP financial measures used by AtriCure may not be the same or calculated in the same manner as those used and calculated by other companies. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for AtriCure’s financial results prepared and reported in accordance with GAAP. We urge investors to review the reconciliation of these non-GAAP financial measures to the comparable GAAP financials measures included in this press release, and not to rely on any single financial measure to evaluate our business.

CONTACTS:

Angie Wirick

AtriCure, Inc.

Chief Financial Officer

(513) 755-5334

awirick@atricure.com

Lynn Pieper Lewis

Gilmartin Group

Investor Relations

(415) 937-5402

lynn@gilmartinir.com

ATRICURE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In Thousands, Except Per Share Amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
United States Revenue:
Open ablation	$19,911	$19,754	$54,679	$59,311
Minimally invasive ablation	6,979	9,006	18,295	25,860
Appendage management	17,430	16,907	47,870	49,075

Total ablation and appendage management	44,320	45,667	120,844	134,246
Valve tools	381	456	994	2,046

Total United States	44,701	46,123	121,838	136,292
International Revenue:
Open ablation	4,907	5,850	13,766	18,942
Minimally invasive ablation	1,692	2,058	4,346	6,122
Appendage management	3,445	2,532	8,778	7,963

Total ablation and appendage management	10,044	10,440	26,890	33,027
Valve tools	12	51	78	167

Total international	10,056	10,491	26,968	33,194
Total revenue	54,757	56,614	148,806	169,486
Cost of revenue	14,423	14,817	41,934	43,925

Gross profit	40,334	41,797	106,872	125,561
Operating expenses:
Research and development expenses	10,576	10,154	32,199	28,134
Selling, general and administrative expenses	33,749	40,280	101,403	115,223

Total operating expenses	44,325	50,434	133,602	143,357

Loss from operations	(3,991)	(8,637)	(26,730)	(17,796)
Other expense, net	(962)	(650)	(2,847)	(1,151)

Loss before income tax expense	(4,953)	(9,287)	(29,577)	(18,947)
Income tax expense (benefit)	(4)	75	16	151
Net loss	$(4,949)	$(9,362)	$(29,593)	$(19,098)

Basic and diluted net loss per share	$(0.11)	$(0.25)	$(0.71)	$(0.51)

Weighted average shares used in computing net loss per share:
Basic and diluted	44,012	37,842	41,442	37,387

ATRICURE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands)

(Unaudited)

	September 30, 2020	December 31, 2019
Assets
Current assets:
Cash, cash equivalents, and short-term investments	$233,069	$81,801
Accounts receivable, net	25,448	28,046
Inventories	34,326	29,414
Prepaid and other current assets	3,369	3,899

Total current assets	296,212	143,160
Property and equipment, net	29,089	32,646
Operating lease right-of-use assets	2,363	4,032
Long-term investments	16,516	12,675
Goodwill and intangible assets, net	363,218	364,662
Other noncurrent assets	399	705

Total assets	$707,797	$557,880

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$32,684	$47,698
Other current liabilities and current maturities of debt and leases	12,070	2,218

Total current liabilities	44,754	49,916
Long-term debt	49,985	59,634
Finance lease liabilities	11,172	11,774
Operating lease liabilities	1,324	2,796
Contingent consideration and other noncurrent liabilities	183,030	186,417

Total liabilities	290,265	310,537
Stockholders’ equity:
Common stock	45	40
Additional paid-in capital	729,220	529,658
Accumulated other comprehensive income (loss)	57	(158)
Accumulated deficit	(311,790)	(282,197)

Total stockholders’ equity	417,532	247,343

Total liabilities and stockholders’ equity	$707,797	$557,880

ATRICURE, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP RESULTS TO NON-GAAP RESULTS

(In Thousands)

(Unaudited)

Reconciliation of Non-GAAP Adjusted Income (Loss) (Adjusted EBITDA)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net loss, as reported	$(4,949)	$(9,362)	$(29,593)	$(19,098)
Income tax expense (benefit)	(4)	75	16	151
Other expense, net	962	650	2,847	1,151
Depreciation and amortization expense	2,479	2,393	7,381	6,983
Share-based compensation expense	5,549	4,287	16,126	12,816
Contingent consideration adjustment	192	(3,062)	(4,854)	(6,934)
Acquisition costs	—	2,819	138	3,645

Non-GAAP adjusted income (loss) (adjusted EBITDA)	$4,229	$(2,200)	$(7,939)	$(1,286)

Reconciliation of Non-GAAP Adjusted Loss Per Share
	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net loss, as reported	$(4,949)	$(9,362)	$(29,593)	$(19,098)
Contingent consideration adjustment	192	(3,062)	(4,854)	(6,934)

Net loss excluding contingent consideration adjustment	$(4,757)	$(12,424)	$(34,447)	$(26,032)

Basic and diluted adjusted net loss per share	$(0.11)	$(0.33)	$(0.83)	$(0.70)

Weighted average shares used in computing adjusted net loss per share
Basic and diluted	44,012	37,842	41,442	37,387